PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 18, 1996)

                                  $150,000,000

                                     [LOGO]
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                                ----------------

    International Multifoods Corporation (the "Company") may offer from time to time its Medium-Term Notes, Series B (the "Notes"), having an aggregate initial offering price not to exceed $150,000,000 (or the equivalent thereof in foreign currencies or currency units), subject to reduction under certain circumstances as a result of the sale of other Debt Securities of the Company under the Prospectus to which this Prospectus Supplement relates. The Notes will be offered in varying maturities from nine months or more from their date of issue and may be subject to redemption at the option of the Company or repayment at the option of the Holder, in each case, in whole or in part prior to the maturity date (as further defined below, the "Stated Maturity") thereof as set forth in a Pricing Supplement to this Prospectus Supplement (a "Pricing Supplement"). Each Note will be denominated in U.S. dollars or in other currencies or currency units (the "Specified Currency") as may be designated by the Company and set forth in the applicable Pricing Supplement (the "Foreign Currency Notes"). See "Special Provisions Relating to Foreign Currency Notes" and "Foreign Currency Risks." The Notes may be issued as "Amortizing Notes," "Original Issue Discount Notes," "Currency Indexed Notes" or "Commodity Indexed Notes" (each as defined below). See "Description of Notes."

                                                        (CONTINUED ON NEXT PAGE)
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
     PASSED  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT,
       ANY  PRICING   SUPPLEMENT   HERETO   OR   THE   PROSPECTUS.   ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 Price to             Agents' Commission               Proceeds to
                                Public (1)              or Discount (2)              Company (2)(3)
Per Note................           100%                   .125%-.750%                99.875%-99.250%
Total...................       $150,000,000           $187,500-$1,125,000       $149,812,500-$148,875,000

(1) Unless otherwise indicated in the applicable Pricing Supplement, Notes will be sold at 100% of their principal amount.
(2) The Company will pay Lehman Brothers, Lehman Brothers Inc., BA Securities, Inc., BT Securities Corporation, First Chicago Capital Markets, Inc. or J.P. Morgan Securities Inc. (each an "Agent," and, collectively, the "Agents") a commission ranging from .125% to .750% of the principal amount of any Note, depending on its Stated Maturity, sold through such Agent, except that the commission payable by the Company to the Agents with respect to Notes with maturities of greater than 30 years will be negotiated at the time the Company issues such Notes. Any Agent, acting as principal, may also purchase Notes at a discount for resale to one or more investors or one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. The Company has agreed to reimburse the Agents for certain expenses. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under applicable federal and state securities laws.
(3) Before deducting offering expenses payable by the Company estimated at $250,000.
                          ---------------------------

    The Notes are offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit offers to purchase the Notes. The Company has reserved the right to sell Notes directly to investors on its own behalf, and on such sales no commissions will be paid. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent that solicits an offer to purchase may reject any such offer to purchase Notes in whole or in part. See "Supplemental Plan of Distribution."
                             ---------------------
LEHMAN BROTHERS
           BA SECURITIES, INC.
                      BT SECURITIES CORPORATION
                                 FIRST CHICAGO CAPITAL MARKETS, INC.
                                                     J.P. MORGAN SECURITIES INC.

February 1, 1996

(FROM PRECEDING PAGE)
    Each Note will bear interest at a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity (a "Zero Coupon Note"), or at a variable rate (a "Floating Rate Note") determined by reference to the Commercial Paper Rate, CD Rate, CMT Rate, Federal Funds Rate, 11th District Cost of Funds Rate, Kenny Rate, LIBOR, Prime Rate or Treasury Rate or such other interest rate formula (the "Interest Rate Basis") as may be indicated in the accompanying Pricing Supplement, as adjusted by a Spread or Spread Multiplier, if any, applicable to such Notes. See "Description of Notes." Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable either semiannually on each March 15 and September 15 or annually on March 15 (each an "Interest Payment Date" with respect to such Fixed Rate Notes) and at Stated Maturity. Interest on Floating Rate Notes will be payable on such dates indicated in the applicable Pricing Supplement (each an "Interest Payment Date" with respect to such Floating Rate Notes).

    Each Note will be represented by either a Global Security (a "Book-Entry Note") registered in the name of a nominee of The Depository Trust Company ("DTC") or other depositary (DTC or such other depositary as is indicated in the applicable Pricing Supplement is referred to herein as the "Depositary"), or a certificate issued in definitive form (a "Certificated Note"), as indicated in the applicable Pricing Supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes only under the limited circumstances described herein. See "Description of Notes-- Book-Entry System." Unless otherwise indicated in the applicable Pricing Supplement, Notes denominated in U.S. dollars will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. If the Notes are to be issued in a foreign currency or units of a foreign composite currency, the authorized denominations and currency exchange rate information will be set forth in the applicable Pricing Supplement.

    IN CONNECTION WITH THIS OFFERING, THE AGENTS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            ------------------------

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable Pricing Supplement, the net proceeds to be received by the Company from the issuance and sale of the Notes will be used to reduce short-term indebtedness of the Company or its subsidiaries. Such indebtedness has various maturities and bears interest at various rates. As of November 30, 1995, the Company's consolidated short-term debt was $165,000,000, with a weighted average interest rate of approximately 7.2%.

                              DESCRIPTION OF NOTES

    The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities (as defined in the accompanying Prospectus) set forth under the heading "Description of Debt Securities" in the accompanying Prospectus, to which description reference is hereby made. The provisions of the Notes summarized herein will apply to each Note unless otherwise indicated in the applicable Pricing Supplement. Capitalized terms used but not defined herein have the meanings specified in the Indenture and/or the Notes.

GENERAL

    The Notes offered hereby will be issued under the Indenture referred to in the accompanying Prospectus. The summary contained herein of certain provisions of the Notes does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture and the forms of Notes, each of which has been filed as an exhibit to the Registration Statement (the "Registration Statement"), of which the accompanying Prospectus is a part, to which exhibits reference is hereby made.

    The Notes constitute a single series for purposes of the Indenture and are limited to an aggregate initial offering price of $150,000,000 (or the equivalent thereof in the Specified Currency, calculated on the applicable trade date). Unless otherwise indicated in the applicable Pricing Supplement, currency amounts in this Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement are stated in United States dollars ("$," "dollars" or "U.S. $").

    The Notes will constitute unsecured and unsubordinated indebtedness of the Company and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness.

    The Notes are offered on a continuing basis and will mature nine months or more from their date of issue, as selected by the initial purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the Holder prior to Maturity. See "Redemption and Repayment" below. Floating Rate Notes will mature on an Interest Payment Date specified in the Pricing Supplement applicable thereto.

    Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars, and payments of principal of, (and premium, if any) and any interest on the Notes will be made in U.S. dollars. If any of the Notes are to be denominated other than in U.S. dollars, or if the principal of, or premium, if any, or any interest on any of the Notes is to be payable at the option of the Holder or the Company in a currency or composite currency unit other than that in which such Notes are denominated, the applicable Pricing Supplement will provide additional information, including authorized denominations and applicable exchange rate information pertaining to the terms of such Notes and certain other matters of interest to the Holders thereof. See "Special Provisions Relating to Foreign Currency Notes."

    Each Note will be issued initially as either a Book-Entry Note or a Certificated Note. Except as set forth under "Book-Entry System" below, Book-Entry Notes will not be issuable in certificated form. Unless otherwise specified in the applicable Pricing Supplement or as provided below with respect to Foreign Currency Notes, Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

    Payments of principal (and premium, if any) and any interest to Beneficial Owners (as defined below) of Book-Entry Notes are expected to be made in accordance with the procedures of the Depositary and its participants in effect from time to time as described below under "Book-Entry System."

    Unless otherwise specified in the applicable Pricing Supplement, payments of interest and, in the case of Amortizing Notes, principal with respect to any Certificated Note (other than interest and, in the case of Amortizing Notes, principal payable at Stated Maturity) will be made by mailing a check to the Holder at the address of such Holder appearing on the Security Register for the Notes on the applicable Regular Record Date (as defined below). Notwithstanding the foregoing, at the option of the Company, all payments of interest (and, in the case of Amortizing Notes, principal) on any Certificated Note may be made by wire transfer of immediately available funds to an account at a bank located within the United States as designated by each Holder not less than 15 calendar days prior to the applicable Interest Payment Date. A Holder of $10,000,000 or more in aggregate principal amount of Certificated Notes of like tenor and terms with the same Interest Payment Date may demand payment by wire transfer but only if appropriate payment instructions have been received in writing by the Trustee, not less than 15 calendar days prior to the applicable Interest Payment Date. In the event that payment is so made in accordance with instructions of the Holder, such wire transfer shall be deemed to constitute full and complete payment of such interest and principal on the Notes. Payment of the principal of (and premium, if any) and any interest due with respect to any Certificated Note at Maturity (as defined below) will be made in immediately available funds upon surrender of such Note at the Corporate Trust Office of the Trustee in The City of New York accompanied by wire transfer instructions, provided that the Certificated Note is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures.

    Notwithstanding anything in this Prospectus Supplement to the contrary, unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event the principal thereof is declared to be due and payable immediately as described in the accompanying Prospectus under "Description of Debt Securities--Events of Default" or in the event of the redemption or repayment thereof prior to its Stated Maturity shall be the Amortized Face Amount of such Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the principal amount of such Note multiplied by the Issue Price set forth in the applicable Pricing Supplement plus (ii) the portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the principal amount of such Note that has accreted at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

    The Pricing Supplement relating to each Note will describe, among other things, the following items: (i) the Specified Currency with respect to such Note (and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denominations); (ii) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (iii) the date on which such Note will be issued (the "Original Issue Date"); (iv) the date on which such Note will mature (the "Stated Maturity"); (v) whether such Note is a Fixed Rate Note or a Floating Rate Note; (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the interest payment date or dates, if different from those set forth below under Fixed Rate Notes";
(vii) if such Note is a Floating Rate Note, the Initial Interest Rate, the Interest Rate Basis, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the maximum interest rate, if any, the minimum interest rate, if any, the Spread, if any, the Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; (viii) whether such Note is an Original Issue Discount Note (as defined below), and if so, the yield to maturity; (ix) whether such Note is a Currency Indexed Note or a Commodity Indexed Note (each as defined below), and if so, the specific terms thereof; (x) whether such Note is an Amortizing Note (as defined below), and if so, the basis or formula for the amortization of principal and/or interest and the payment dates for such periodic principal payments; (xi) the regular record date or dates (a "Regular Record Date") if other than as set forth below; (xii) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity and, if so, the provisions relating to such redemption or repayment; (xiii) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; and (xiv) any other terms of such Note not inconsistent with the provisions of the Indenture.

    Certificated Notes may be presented for registration of transfer or exchange at the Corporate Trust Office of the Trustee in The City of New York.

    All percentages resulting from any calculation with respect to any Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on any Notes will be rounded to the nearest cent with one half cent being rounded upward.

    As used herein, "Business Day" means, unless otherwise specified in the applicable Pricing Supplement, any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or required by law, regulation or executive order to close and, with respect to LIBOR Notes, is also a London Business Day (as defined below); PROVIDED, HOWEVER, that with respect to Foreign Currency Notes, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country of such Specified Currency (or, in the case of ECUs, is not a day designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made). As used herein, "London Business Day" means any day (i) if the Designated LIBOR Currency (as defined below) is other than the ECU, on which dealings in deposits in such Designated LIBOR Currency are transacted in the London interbank market or (ii) if the Designated LIBOR Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made.

    Unless otherwise indicated in a Pricing Supplement, neither the covenants of the Company under the Indenture nor those contained in the Notes will necessarily afford Holders of the Notes protection in the event of a highly leveraged transaction involving the Company, such as a leveraged buyout.

    The Notes are referred to in the accompanying Prospectus as the "Debt Securities." For a description of the rights attaching to different series of Debt Securities under the Indenture, see "Description of Debt Securities" in the Prospectus. Unless otherwise indicated in the applicable Pricing Supplement, the Notes will have the terms described below.

INTEREST AND INTEREST RATES

    Each Note (other than a Zero Coupon Note) will bear interest from its Original Issue Date, or from and including the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for, until the principal thereof is paid or made available for payment. The Pricing Supplement relating to each Note will indicate whether interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest is legally enforceable) and at what rate any such interest will accrue. Unless otherwise set forth in the applicable Pricing Supplement, interest will be payable on each Interest Payment Date and at Maturity. "Maturity" means the date on which the principal of a Note becomes due and payable in full in accordance with its terms and the terms of the Indenture, whether at Stated Maturity, upon acceleration, redemption, repayment or otherwise. Interest (other than defaulted interest which may be paid on a special record date) will be payable to the Holder at the close of business on the Regular Record Date next preceding such Interest Payment Date; PROVIDED, HOWEVER, that interest payable at Maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date.

    Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates and the Regular Record Dates for Fixed Rate Notes shall be as described below under "Fixed Rate Notes." The Interest Payment Dates for Floating Rate Notes shall be as indicated in the applicable Pricing Supplement, and unless otherwise indicated in the applicable Pricing Supplement, each Regular Record Date for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) preceding each Interest Payment Date.

    Each Note (other than a Zero Coupon Note) will bear interest at either (i) a fixed rate or (ii) a floating rate determined by reference to an Interest Rate Basis which may be adjusted by a Spread and/or Spread Multiplier. Any Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period, and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period. The applicable Pricing Supplement relating to each Note will designate either a fixed rate of interest per annum on the applicable Fixed Rate Note or one of the following Interest Rate Bases as applicable to the relevant Floating Rate Note: (i) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note," (ii) the CD Rate, in which case such Note will be a "CD Rate Note," (iii) the Federal Funds Rate, in which case such Note will be a "Federal Funds Rate Note," (iv) the CMT Rate, in which case such Note will be a "CMT Rate Note," (v) the 11th District Cost of Funds Rate, in which case such Note will be an "11th District Cost of Funds Rate Note," (vi) the Kenny Rate, in which case such Note will be a "Kenny Rate Note," (vii) LIBOR, in which case such Note will be a "LIBOR Note," (viii) the Prime Rate, in which case such Note will be a "Prime Rate Note," (ix) the Treasury Rate, in which case such Note will be a "Treasury Rate Note," or (x) such other Interest Rate Basis as is set forth in such Pricing Supplement.

    Notwithstanding the determination of the interest rate as provided below, the interest rate on the Notes for any interest period shall not be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified in the applicable Pricing Supplement. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York or other applicable law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

FIXED RATE NOTES

    Each Fixed Rate Note (other than a Zero Coupon Note) will bear interest from its Original Issue Date at the annual rate stated on the face thereof, as specified in the applicable Pricing Supplement. Payments of interest on any Fixed Rate Note with respect to any Interest Payment Date will include interest accrued from and including the Original Issue Date, or from and including the next preceding Interest Payment Date, to but excluding the applicable Interest Payment Date or Maturity. Fixed Rate Notes may bear one or more annual rates of interest during the periods or under the circumstances specified therein and in the applicable Pricing Supplement. Interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

    Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for Fixed Rate Notes (other than Amortizing Notes) will be either semiannually on each March 15 and September 15 or annually on March 15 and the Regular Record Dates will be each March 1 and September 1 or March 1, as the case may be (whether or not a Business Day). Unless otherwise specified in the applicable Pricing Supplement, payments of principal and interest on Fixed Rate Amortizing Notes will be made either quarterly on each March 15, June 15, September 15 and December 15, semiannually on each March 15 and

September 15 or annually on each March 15, as set forth in the applicable Pricing Supplement, and at Maturity. Unless otherwise specified in the applicable Pricing Supplement, Regular Record Dates with respect to Fixed Rate Amortizing Notes will be the 15th day (whether or not a Business Day) next preceding each Interest Payment Date. If the Interest Payment Date or Maturity for any Fixed Rate Note is a day that is not a Business Day, all payments to be made on such day will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delayed payment.

    Payments with respect to Fixed Rate Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Fixed Rate Amortizing Note will be provided to the original purchaser thereof and will be available, upon request, to subsequent Holders.

FLOATING RATE NOTES

    The interest rate on each Floating Rate Note will be equal to the interest rate calculated by reference to the specified Interest Rate Basis (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Note. The applicable Pricing Supplement will specify the Interest Rate Basis and the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement will contain particulars as to the Calculation Agent (unless specified in the applicable Pricing Supplement, First Trust of New York, National Association (in such capacity, the "Calculation Agent")), Index Maturity, Original Issue Date, the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date set forth in the applicable Pricing Supplement (the "Initial Interest Rate"), Interest Determination Dates, Interest Payment Dates, Regular Record Dates and Interest Reset Dates with respect to such Note.

    Except as provided below or in the applicable Pricing Supplement, interest on Floating Rate Notes, including Floating Rate Amortizing Notes, will be payable, (i) in the case of Floating Rate Notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face thereof and in the applicable Pricing Supplement; (ii) in the case of Floating Rate Notes, including Floating Rate Amortizing Notes, that reset quarterly, on the third Wednesday of March, June, September and December of each year; (iii) in the case of Floating Rate Notes, including Floating Rate Amortizing Notes, that reset semiannually, on the third Wednesday of each of two months of each year specified on the face thereof and in the applicable Pricing Supplement; and
(iv) in the case of Floating Rate Notes, including Floating Rate Amortizing Notes, that reset annually, on the third Wednesday of one month of each year specified on the face thereof and in the applicable Pricing Supplement (each such day being an "Interest Payment Date") and, in each case, at Maturity. If any Interest Payment Date, other than Maturity, for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day (except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding London Business
Day). If the Maturity for any Floating Rate Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest with respect to such Note will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delayed payment.

    The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Reset Period" for such Note, and the first day of each Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month (with the exception of monthly reset 11th District Cost of Funds Rate Notes, which will reset on the first calendar day of the month); in the case of Floating Rate Notes which reset quarterly, the third Wednesday of each March, June, September and December; in the case of Floating Rate Notes which reset semiannually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement; PROVIDED, HOWEVER, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Each adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date or until Maturity, as the case may be.

    The interest rate for each Reset Period will be the rate determined by the Calculation Agent on the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Reset Period. Unless otherwise specified in the applicable Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for (i) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"),
(ii) a CD Rate Note (the "CD Interest Determination Date"), (iii) a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), (iv) a CMT Rate Note (the "CMT Interest Determination Date"), (v) a Kenny Rate Note (the "Kenny Rate Interest Determination Date"), or (vi) a Prime Rate Note (the "Prime Interest Determination Date") will be the second Business Day prior to such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for an 11th District Cost of Funds Rate Note (the "11th District Interest Determination Date") will be the last Business Day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below). Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day immediately preceding each Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Reset Period commencing in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

    "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, payments with respect to Floating Rate Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Floating Rate Amortizing Note will be provided to the original purchaser thereof and will be available, upon request, to subsequent Holders.

    Unless otherwise indicated in the applicable Pricing Supplement, interest on Floating Rate Notes will accrue from and including the Original Issue Date or from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for, as the case may be, to but excluding the Interest Payment Date or Maturity, as the case may be. With respect to Floating Rate Notes, accrued interest is calculated by multiplying the face amount of a Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from the Original Issue Date, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor for each such day (unless otherwise specified) is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, CD Rate Notes, Federal Funds Rate Notes, 11th District Cost of Funds Rate Notes, LIBOR Notes and Prime Rate Notes, or by 365 days in the case of Kenny Rate Notes or by the actual number of days in the year, in the case of CMT Rate Notes or Treasury Rate Notes.

    The Calculation Agent shall calculate the interest rate on the Floating Rate Notes, as provided below. The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect and, if then determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Note. For purposes of calculating the rate of interest payable on Floating Rate Notes, the Company will enter into an agreement with the Calculation Agent. The Calculation Agent's determination of any interest rate shall be final and binding in the absence of manifest error.

COMMERCIAL PAPER RATE NOTES

    Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for such Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the
Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect immediately prior to such Commercial Paper Interest Determination Date.

    "Money Market Yield" shall be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:

                                     D X 360
Money Market Yield       =       ----------------     X 100
                                   360 - (DXM)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

CD RATE NOTES

    Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate with respect to such CD Interest Determination Date shall be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the CD Rate on such CD Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect immediately prior to such CD Interest Determination Date.

CMT RATE NOTES

    Each CMT Rate Note will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in the CMT Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the applicable CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT
Interest Determination Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate for the CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as published in H.15(519)), for the purpose of displaying Treasury Constant Maturities as published in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either one, two, three, five, seven, ten, twenty or thirty years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

FEDERAL FUNDS RATE NOTES

    Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date shall be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City
time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean (each as rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; PROVIDED, HOWEVER, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect immediately prior to such Federal Funds Interest Determination Date.

11TH DISTRICT COST OF FUNDS RATE NOTES

    Each 11th District Cost of Funds Rate Note will bear interest at the interest rate (calculated with reference to the 11th District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the 11th District Cost of Funds Rate Note and in the Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "11th District Cost of Funds Rate" means, with respect to any 11th District Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such 11th District Cost of Funds Rate Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such 11th District Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related 11th District Interest Determination Date, the 11th District Cost of Funds Rate for such 11th District Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such 11th District Interest Determination Date, then the 11th District Cost of Funds Rate for such 11th District Interest Determination Date will be the 11th District Cost of Funds Rate then in effect on such 11th District Interest Determination Date.

KENNY RATE NOTES

    Each Kenny Rate Note will bear interest at the interest rate (calculated with reference to the Kenny Rate and the Spread and/or Spread Multiplier, if
any) specified in the applicable Kenny Rate Note and in the Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Kenny Rate" means, with respect to any Kenny Rate Interest Determination Date, the high grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30 day yield evaluations at par of bonds, the interest on which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Internal Revenue Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (i) variable on a weekly basis, (ii) exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended, and (iii) not subject to a minimum tax or similar tax under the Internal Revenue Code of 1986, as amended, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any Kenny Rate Interest Determination Date shall be 67% of the rate determined if the Treasury Rate option had been originally selected.

LIBOR NOTES

    Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "LIBOR" means, with respect to any LIBOR Interest Determination Date, the rate determined in accordance with the following provisions:

        (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the Note and the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity designated in the Note and the applicable Pricing Supplement, commencing on the second London Business Day immediately following the LIBOR Interest Determination Date, which appear on the Designated LIBOR Page specified in the Note and the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the Note and the applicable Pricing Supplement, the rate for deposits in the Designated LIBOR Currency having the Index Maturity designated in the Note and the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appears on the Designated LIBOR Page specified in the Note and the applicable Pricing Supplement as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page with respect to LIBOR Reuters by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, whichever may be applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

        (ii) With respect to any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered rate quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity designated in the Note and the applicable Pricing Supplement, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading banks, having the Index Maturity designated in the Note and the applicable Pricing Supplement in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; PROVIDED, HOWEVER, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

    "Designated LIBOR Currency" means, as with respect to any LIBOR Note, the currency (including a composite currency), if any, designated in the Note and the applicable Pricing Supplement as the Designated LIBOR Currency. If no such currency is designated in the Note and the applicable Pricing Supplement, the Designated LIBOR Currency shall be U.S. dollars.

    "Designated LIBOR Page" means either (i) the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency (if "LIBOR Reuters" is designated in the Note and the applicable Pricing Supplement), or (ii) the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable designated LIBOR Currency (if "LIBOR Telerate" is designated in the Note and the applicable Pricing Supplement). If neither LIBOR Reuters nor LIBOR Telerate is specified in the Note and applicable Pricing Supplement, LIBOR for the applicable Designated LIBOR Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Designated LIBOR Currency, page 3750) had been chosen.

    "Principal Financial Center" means, with respect to any LIBOR Note, unless otherwise specified in the Note and the applicable Pricing Supplement, the capital city of the country that issues as its legal tender the Designated LIBOR Currency of such Note, except that with respect to U.S. dollars and ECUs, the Principal Financial Center shall be The City of New York and Brussels, respectively.

PRIME RATE NOTES

    Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if
any) specified in the Prime Rate Note and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate with respect to such Prime Interest Determination Date shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page as such bank's prime rate or base lending rate as in effect for that Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF Page for the Prime Interest Determination Date, the Prime Rate with respect to such Prime Interest Determination Date shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two quotations are provided, the Prime Rate with respect to such Prime Interest Determination Date shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates; PROVIDED, HOWEVER, that if the bank or trust company selected as aforesaid is not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect immediately prior to such Prime Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rate Service (or such other page as may replace the NYMF page on the service for the purpose of displaying the prime rate or base lending rate of major banks).

TREASURY RATE NOTES

    Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if
any)  specified  in  the  Treasury  Rate  Note  and  in  the  applicable Pricing
Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the

United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading, "Treasury bills--auction average (investment)" or, if not so published by 3.00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the average auction rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that such rate is not available by 3:00 P.M., New York City time, on such Treasury Interest Determination Date, or if no such auction is held in a particular week, then the Treasury Rate with respect to such Treasury Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect immediately prior to such Treasury Interest Determination Date.

CURRENCY INDEXED NOTES

GENERAL

    The Company may from time to time offer Notes, the principal amount payable at Maturity and/or the interest rate of which is determined by a formula which makes reference to the rate of exchange between one currency ("Currency I") and another currency ("Currency II"; together with Currency I, the "Selected Currencies," both as specified in the applicable Pricing Supplement), neither of which need be the Specified Currency of such Notes (the "Currency Indexed Notes"). Unless otherwise specified in the applicable Pricing Supplement, Holders of Currency Indexed Notes will be entitled to receive (i) an amount in respect of principal equal to the principal amount of the Currency Indexed Notes plus an adjustment, which may be negative or positive, based on the change in the relationship between Selected Currencies or (ii) an amount of interest calculated at the stated rate of interest on the Currency Indexed Note plus an adjustment, which may be negative or positive, based on the change in the relationship between the Selected Currencies, in each case determined as described below under "Payment of Principal and Interest." As specified in the Pricing Supplement, the exchange rate designated as the base exchange rate (the "Base Exchange Rate") will be the initial rate at which Currency I can be exchanged for Currency II and from which the change in such exchange rate will be measured.

PAYMENT OF PRINCIPAL AND INTEREST

    Unless otherwise specified in the applicable Pricing Supplement, the payment of principal at Maturity and interest on each Interest Payment Date (until the payment thereof is paid or made available for payment) will be payable in the Specified Currency in amounts calculated in the manner described below.

    Unless otherwise specified in the applicable Pricing Supplement, principal at Maturity, if indexed, will be payable in an amount equal to the principal amount of the Currency Indexed Note, plus or minus an amount determined by reference to the difference between the Base Exchange Rate specified in the applicable Pricing Supplement and the rate at which Currency I can be exchanged for Currency II on the second Business Day prior to the Maturity (the "Determination Date") of such Currency Indexed Note, as determined by the determination agent specified in the applicable Pricing Supplement (the
"Determination Agent"). Unless otherwise specified in the applicable Pricing Supplement, the interest payable on any Interest Payment Date, if indexed, will be payable in an amount equal to the stated interest rate of the Currency Indexed Note, plus or minus a rate adjustment determined by reference to the difference between the Base Exchange Rate specified in the applicable Pricing Supplement and the rate at which Currency I can be exchanged for Currency II on the second Business Day prior to the Interest Payment Date (the "Indexed Interest Determination Date") of such Currency Indexed Note, as determined by the Determination Agent, applied to the average principal amount outstanding of such Note for the period being measured. For the purpose of this section, such rate of exchange on the Determination Date or the Indexed Interest Determination Date, as the case may be, will be the average of quotations for settlement on the Maturity date or the relevant Interest Payment Date, as the case may be, obtained by the Determination Agent from three Reference Dealers in The City of New York at approximately 11:00 A.M., New York City time, on either the Determination Date or the relevant Indexed Interest Determination Date, as the case may be.

    The formulas to be used by the Determination Agent to determine the principal amount and/or the stated interest rate of a Currency Indexed Note payable at Maturity or any Interest Payment Date will be specified in the applicable Pricing Supplement by reference to the appropriate formula and will be as follows:

PRINCIPAL

    (i) If principal is to increase when the Spot Rate (as defined below) exceeds the Base Exchange Rate, and if principal is to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the principal amount of a Currency Indexed Note payable at Maturity shall equal:

Principal Amount + (Principal Amount X F X       [Spot Rate - Base Exchange Rate])
                                                  --------------------------------
                                                             Spot Rate

    To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will sell Currency I in exchange for a single unit of Currency II.

    (ii) If principal is to increase when the Base Exchange Rate exceeds the Spot Rate, and if principal is to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the principal amount of a Currency Indexed Note payable at Maturity shall equal:

Principal Amount + (Principal Amount X F X       [Base Exchange Rate - Spot Rate])
                                                  --------------------------------
                                                             Spot Rate

    To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will purchase Currency I in exchange for a single unit of Currency II.

INTEREST

    (i) If interest is to increase when the Spot Rate exceeds the Base Exchange Rate, and if interest is to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the interest rate payable on any Interest Payment Date on a Currency Indexed Note shall equal:

Stated Interest Rate + (F X                    [Spot Rate - Base Exchange Rate])
                                                --------------------------------
                                                           Spot Rate

    To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will sell Currency I in exchange for a single unit of Currency II.

    (ii) If interest is to increase when the Base Exchange Rate exceeds the Spot Rate, and if interest is to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the interest rate payable on any Interest Payment Date on a Currency Indexed Note shall equal:

Stated Interest Rate + (F X                      [Base Exchange Rate - Spot Rate])
                                                  --------------------------------
                                                             Spot Rate

    To determine the "Spot Rate" for use in this formula, each Reference Dealer's quotation will be the rate at which such Reference Dealer will purchase Currency I in exchange for a single unit of Currency II.

    In each of the above formulas "F" will be the leverage factor, if any, used in such formula.

    AN INVESTMENT IN NOTES INDEXED, AS TO PRINCIPAL OR INTEREST OR BOTH, TO ONE OR MORE VALUES OF CURRENCY INDICES (INCLUDING EXCHANGE RATES BETWEEN CURRENCIES) ENTAILS SIGNIFICANT RISKS THAT ARE NOT ASSOCIATED WITH SIMILAR INVESTMENTS IN A CONVENTIONAL FIXED-RATE DEBT SECURITY. IF THE INTEREST RATE OF SUCH A NOTE IS SO

INDEXED, IT MAY RESULT IN AN INTEREST RATE THAT IS LESS THAN THAT PAYABLE ON A CONVENTIONAL FIXED-RATE DEBT SECURITY ISSUED AT THE SAME TIME, INCLUDING THE POSSIBILITY THAT NO INTEREST WILL BE PAID, AND, IF THE PRINCIPAL AMOUNT OF SUCH A NOTE IS SO INDEXED, THE PRINCIPAL AMOUNT PAYABLE AT MATURITY MAY BE LESS THAN THE ORIGINAL PURCHASE PRICE OF SUCH NOTE IF ALLOWED PURSUANT TO THE TERMS OF SUCH NOTE, INCLUDING THE POSSIBILITY THAT NO PRINCIPAL WILL BE PAID. THE SECONDARY MARKET FOR SUCH NOTES WILL BE AFFECTED BY A NUMBER OF FACTORS, INDEPENDENT OF THE CREDITWORTHINESS OF THE COMPANY AND THE VALUE OF THE APPLICABLE CURRENCY INDEX, INCLUDING THE VOLATILITY OF THE APPLICABLE CURRENCY INDEX, THE TIME REMAINING TO THE MATURITY OF SUCH NOTES, THE AMOUNT OUTSTANDING OF SUCH NOTES AND MARKET INTEREST RATES. THE VALUE OF THE APPLICABLE CURRENCY INDEX DEPENDS ON A NUMBER OF INTERRELATED FACTORS, INCLUDING ECONOMIC, FINANCIAL AND POLITICAL EVENTS, OVER WHICH THE COMPANY HAS NO CONTROL. ADDITIONALLY, IF THE FORMULA USED TO DETERMINE THE PRINCIPAL AMOUNT OR INTEREST PAYABLE WITH RESPECT TO SUCH NOTES CONTAINS A MULTIPLE OR LEVERAGE FACTOR, THE EFFECT OF ANY CHANGE IN THE APPLICABLE CURRENCY INDEX MAY BE INCREASED. THE HISTORICAL EXPERIENCE OF THE RELEVANT CURRENCIES INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF FUTURE PERFORMANCE OF SUCH CURRENCIES INDICES DURING THE TERM OF ANY NOTE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH NOTES AND THE SUITABILITY OF SUCH NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

COMMODITY INDEXED NOTES

    The applicable Pricing Supplement may provide that the principal amount payable at Maturity and/or the interest rate of a Note shall be determined by a formula which makes reference to a commodity price and/or commodity index, as specified in the applicable Pricing Supplement (a "Commodity Indexed Note"). The Pricing Supplement relating to a Commodity Indexed Note will set forth the method by which the amount of interest payable, and the amount of principal payable at Maturity, in respect of such Commodity Indexed Note will be determined, the tax consequences to holders of Commodity Indexed Notes, a description of certain risks associated with investments in Commodity Indexed Notes and other information relating to such Commodity Indexed Notes.

ORIGINAL ISSUE DISCOUNT NOTES

    The Company may from time to time offer Original Issue Discount Notes. The Pricing Supplement applicable to certain Original Issue Discount Notes may provide that Holders of such Notes will not receive periodic payments of interest. For purposes of determining whether Holders of the requisite principal amount of Notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Original Issue Discount Notes shall be deemed to be the amount of the principal that would be due and payable upon declaration of acceleration of the Stated Maturity thereof as of the date of such determination. See "General."

    "Original Issue Discount Note" means, (i) a Note that has a stated redemption price at Maturity that exceeds its Issue Price (as defined for U.S. federal income tax purposes) by at least 0.25% of its stated redemption price at Maturity multiplied by the number of full years from the Original Issue Date to the Stated Maturity for such Notes and (ii) any other Note designated by the Company as issued with original issue discount for U.S. federal income tax purposes.

AMORTIZING NOTES

    The Company may from time to time offer Notes for which payments of principal and interest are made in installments over the life of the Note ("Amortizing Notes"). Interest on each Amortizing Note will be computed as set forth in the applicable Pricing Supplement or in such Amortizing Note. Unless otherwise provided in such Pricing Supplement or in such Amortizing Note, payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information with respect to each Amortizing Note will be provided to the original purchaser of such Note and will be available upon request to the subsequent Holders thereof.

REDEMPTION AND REPAYMENT

    Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of the Company prior to the Stated Maturity only if an Initial Redemption Date is specified in the applicable Pricing Supplement ("Initial Redemption Date"). If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the applicable Initial Redemption Date in whole or from time to time in part in increments of $1,000 or the minimum denomination specified in such Pricing Supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at the applicable Redemption Price (as defined below) on notice given not more than 60 nor less than 30 days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price," with respect to a Note, means an amount equal to the sum of (i) the Initial Redemption Percentage specified in such Pricing Supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable (as specified in such Pricing Supplement)) multiplied by the unpaid principal amount or the portion to be redeemed plus
(ii) accrued interest to the date of redemption. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount thereof or the portion thereof to be redeemed.

    The Pricing Supplement relating to each Note will indicate whether such Note can be repaid prior to Stated Maturity or whether such Note will be repayable at the option of the Holder on a date or dates specified prior to Stated Maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

    In order for a Note that is repayable at the option of the Holder to be repaid prior to Stated Maturity, the Paying Agent (initially, the Company has appointed the Trustee as Paying Agent) must receive at least 30 but not more than 60 calendar days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such Business Day. Unless otherwise specified in the applicable Pricing Supplement, exercise of the repayment option by the Holder of a Note shall be irrevocable. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note, provided that the principal amount of the Note remaining outstanding after such repayment is of an authorized denomination.

    While the Book-Entry Notes are represented by the Global Securities held by or on behalf of the Depositary, and registered in the name of the Depositary or the Depositary's nominee, the option for repayment may be exercised by the applicable Participant (as defined below) that has an account with the Depositary, on behalf of the beneficial owners of the Global Security or Securities representing such Book-Entry Notes, by delivering a written notice substantially similar to the above mentioned form to the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders), not more than 60 nor less than 30 days prior to the date of repayment. Notices of election from Participants on behalf of beneficial owners of the Global Security or Securities representing such Book-Entry Notes to exercise their option to have such Book-Entry Notes repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of the Global Security or Securities representing such Book-Entry Notes must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of the Global Security or Securities representing Book-Entry Notes should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signatures guaranteed) and shall be irrevocable. In addition, beneficial owners of the Global Security or Securities representing Book-Entry Notes shall effect delivery at the time such notices of election are given to the Depositary by causing the applicable Participant to transfer such beneficial owner's interest in the Global Security or Securities representing such Book-Entry Notes, on the Depositary's records, to the Trustee. See "Book-Entry System."

    If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with any such repayment.

REPURCHASE

    The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

OTHER PROVISIONS

    Any provisions with respect to the determination of an interest rate basis, the specifications of interest rate basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face of such Note, or in an addendum relating thereto if so specified on the face thereof, and in the applicable Pricing Supplement.

BOOK-ENTRY SYSTEM

    So long as the Depositary or its nominee, as the case may be, is the registered owner of any Global Note, the Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Note or Notes represented by such Global Note for all purposes under the Indenture and the Book-Entry Notes. It is currently contemplated that only Notes that have a Specified Currency of U.S. dollars will be issued as Book-Entry Notes.

    DTC will act as securities depositary for the Book-Entry Notes. The Book-Entry Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Global Security will be issued for each issue of the Notes, each in the aggregate principal amount of such issue, and will be deposited with DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct
Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

    Purchases of Book-Entry Notes under DTC's system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Notes on DTC's records. The ownership interest of each actual purchaser of each Book-Entry Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of the Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Book-Entry Notes, except in the event that use of the book-entry system for one or more Book-Entry Notes is discontinued.

    To facilitate subsequent transfers, all Global Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Notes within an issue are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    Neither DTC nor Cede & Co. will consent or vote with respect to Book-Entry Notes. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Principal and interest payments on the Book-Entry Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

    A Beneficial Owner shall give notice to elect to have its Book-Entry Notes purchased or tendered, through its Participant, to the Paying Agent, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer the Participant's interest in the Book-Entry Notes, on DTC's records, to the Paying Agent. The requirement for physical delivery of Book-Entry Notes in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Book-Entry Notes are transferred by a Direct Participant on DTC's records.

    DTC may discontinue providing its services as securities depositary with respect to the Book-Entry Notes at any time by giving reasonable notice to the Company or the Paying Agent. Under such circumstances, in the event that a successor securities depositary is not obtained, Certificated Notes will be printed and delivered in exchange for the Book-Entry Notes represented by the Global Securities held by DTC.

    The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Certificated Notes will be printed and delivered in exchange for the Book-Entry Notes represented by the Global Securities held by DTC.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    Neither the Company, the Trustee, any Paying Agent nor the registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFEASANCE

    Unless otherwise specified in the applicable Pricing Supplement, the Notes will be subject to defeasance and discharge as described under "Description of Debt Securities--Defeasance of Debt Securities or Certain Covenants in Certain Circumstances" in the Prospectus.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

    Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of, premium (if any) and any interest on the Notes will be made in U.S. dollars. If any of the Notes are to be denominated in a currency or currency unit other than U.S. dollars, the following provisions shall apply, which are in addition to, and to the extent inconsistent therewith replace, the description of general terms and provisions of Notes set forth in the accompanying Prospectus and elsewhere in this Prospectus Supplement.

    Foreign Currency Notes are issuable in registered form only, without coupons. The authorized denominations for Foreign Currency Notes will be specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of Foreign Currency Notes will be made in immediately available funds.

CURRENCIES

    Unless otherwise indicated in the applicable Pricing Supplement, purchasers are to pay for Foreign Currency Notes in the Specified Currency in immediately available funds. At the present time there are limited facilities in the United States for converting U.S. dollars into the Specified Currencies and vice versa, and banks do not offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Foreign Currency Note on or prior to the third Business Day preceding the date of delivery of the Foreign Currency Note, or by such other day as determined by the Agent who presented such offer to purchase the Foreign Currency Note to the Company, such Agent is prepared to arrange for the conversion of U.S. dollars into the applicable Specified Currency to enable such purchaser to pay for the Foreign Currency Notes. Each such conversion will be made by the Agent on such terms and subject to such conditions, limitations and charges as the Agent may from time to time establish in accordance with their regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Notes.

    Specific information about the foreign currency or currency unit in which a particular Foreign Currency Note is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable Pricing Supplement. See "Foreign Currency Risks."

PAYMENT OF PRINCIPAL AND INTEREST

    Unless otherwise specified in the applicable Pricing Supplement, payments of principal (and premium, if any) and any interest with respect to any Foreign Currency Note will be made by wire transfer to such account with a bank located in the country issuing the Specified Currency (or, with respect to Foreign Currency Notes denominated in ECUs, Brussels) or other jurisdiction acceptable to the Company and the Trustee as shall have been designated at least 15 days prior to the Interest Payment Date or Maturity, as the case may be, by the Holder of such Foreign Currency Note on the relevant Regular Record Date or at Maturity, provided that, in the case of payment of principal of (and premium, if any) and any interest due at

Maturity, the Foreign Currency Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office, and, unless revoked, any such designation made with respect to any Foreign Currency Note by a Holder will remain in effect with respect to any further payments with respect to such Foreign Currency Note payable to such Holder. If a payment with respect to any such Foreign Currency Note cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within 15 days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Foreign Currency Notes in respect of which such payments are made.

    If so specified in the applicable Pricing Supplement, except as provided below, payments of principal (and premium, if any) and any interest with respect to any Foreign Currency Note will be made in U.S. dollars if the Holder of such Foreign Currency Note on the relevant Regular Record Date or at Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at its principal office on or prior to such Regular Record Date or the date 15 days prior to Maturity, as the case may be. Such request may be delivered by mail, by hand or by cable, telex or any other form of facsimile transmission. Any such request made with respect to any Foreign Currency Note by a Holder will remain in effect with respect to any further payments of principal (and premium, if any) and any interest with respect to such Foreign Currency Note payable to such Holder, unless such request is revoked by written notice received by the Paying Agent on or prior to the relevant Regular Record Date or the date 15 days prior to Maturity, as the case may be (but no such revocation may be made with respect to payments made on any such Foreign Currency Note if an Event of Default has occurred with respect thereto or upon the giving of a notice of redemption). Holders of Foreign Currency Notes whose Foreign Currency Notes are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

    The U.S. dollar amount to be received by a Holder of a Foreign Currency Note who elects to receive payments in U.S. dollars will be based on the highest indicated bid quotation for the purchase of U.S. dollars in exchange for the Specified Currency obtained by the Currency Determination Agent (as defined below) at approximately 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date (the "Conversion Date") from the bank composite or multicontributor pages of the Quoting Source for three (or two if three are not available) major banks in The City of New York. The first three (or two) such banks selected by the Currency Determination Agent which are offering quotes on the Quoting Source will be used. If fewer than two such bid quotations are available at 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date, such payment will be based on the Market Exchange Rate as of the second Business Day next preceding the applicable payment date. If the Market Exchange Rate (as defined below) for such date is not then available, such payment will be made in the Specified Currency. As used herein, the "Quoting Source" means Reuters Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that such service is not available, Telerate Monitor Foreign Exchange Service, or if the Currency Determination Agent determines that neither service is available, such comparable display or other comparable manner of obtaining quotations as shall be agreed between the Company and the Currency Determination Agent. All currency exchange costs associated with any payment in U.S. dollars on any such Foreign Currency Note will be borne by the Holder thereof by deductions from such payment. The currency determination agent (the "Currency Determination Agent") with respect to any Foreign Currency Notes will be specified in the applicable Pricing Supplement for such Foreign Currency Notes.

    If payment in respect of a Foreign Currency Note is required to be made in any currency unit (e.g., ECUs) and such currency unit is unavailable, in the good faith judgment of the Company, due to the imposition of exchange controls or other circumstances beyond the Company's control, then all payments in respect of such Foreign Currency Note shall be made in U.S. dollars until such currency unit is again available. The amount of each payment of U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S.
dollars, which shall be determined by the Currency Determination Agent on the following basis. The component currencies of the currency unit for this purpose (the "Component Currencies") shall be the currency amounts that were components of the currency unit as of the Conversion Date. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Currency Determination Agent on the basis of the Market Exchange Rate for each such Component Currency as of the Conversion Date. "Market Exchange Rate" means the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York.

    If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

    All determinations referred to above made by the Currency Determination Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on Holders of Foreign Currency Notes.

OUTSTANDING FOREIGN CURRENCY NOTES

    For purposes of calculating the principal amount of any Foreign Currency Note payable in a Specified Currency for any purpose under the Indenture, the principal amount of such Foreign Currency Note at any time outstanding shall be deemed to be the U.S. dollar equivalent, at the Market Exchange Rate determined as of the Original Issue Date of such Foreign Currency Note, of the principal amount of such Foreign Currency Note.

                             FOREIGN CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

    An investment in Foreign Currency Notes entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. The exchange rate between the U.S. dollar and a foreign currency or currency unit is at any moment a result of the supply of and demand for such currencies, and changes in the rate result over time from the interaction of many factors, among which are rates of inflation, interest rate levels, balances of payments and the extent of governmental surpluses or deficits in the countries of such currencies. These factors are in turn sensitive to the monetary, fiscal and trade policies pursued by such governments and those of other countries important to international trade and finance. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Foreign Currency Note. Depreciation of the Specified Currency applicable to a Foreign Currency Note against the U.S. dollar would result in a decrease in the U.S. dollar-equivalent yield of such Note, in the U.S. dollar-equivalent value of the principal repayable at Maturity of such Note and, generally, in the U.S. dollar-equivalent market value of such Note.

    Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. Sovereign governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. In fact, such governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing Notes that are denominated in a foreign currency or currency unit is that their U.S. dollar-equivalent yields could be affected by governmental actions which could change or interfere with a theretofore freely determined currency valuation, by fluctuations in response to other market forces and by the movement of currencies across borders. There will be no adjustment or change in the terms of the Foreign Currency Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments, affecting the U.S. dollar or any applicable currency or currency unit.

    THE PROSPECTUS, INCLUDING THIS PROSPECTUS SUPPLEMENT, DOES NOT DESCRIBE ALL RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES THAT RESULT FROM SUCH NOTES BEING DENOMINATED IN A FOREIGN CURRENCY OR CURRENCY UNIT EITHER AS SUCH RISKS EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN FOREIGN CURRENCY NOTES. FOREIGN CURRENCY NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

    Unless otherwise indicated in the applicable Pricing Supplement, Foreign Currency Notes will not be sold in, or to residents of, the country of the Specified Currency in which particular Foreign Currency Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and any interest on Foreign Currency Notes. Such persons should contact their own legal advisors with regard to such matters.

    An applicable Pricing Supplement with respect to the applicable Specified Currency (which includes information with respect to applicable current foreign exchange controls, if any) will be delivered and will become part of this Prospectus and Prospectus Supplement. The information concerning exchange rates will be furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

PAYMENT CURRENCY

    Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Note's Maturity. Even if there are no exchange controls, it is possible that the Specified Currency for any particular Foreign Currency Note would not be available at such Note's Maturity. In that event, the Company will pay in U.S. dollars on the basis of the Market Exchange Rate on Conversion Date, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. See "Special Provisions Relating to Foreign Currency Notes--Payment of Principal and Interest."

JUDGMENTS

    The Notes will be governed by and construed in accordance with the laws of the State of New York. A judgment for money damages by courts in the United States, including money damages based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that in an action based on an obligation expressed in a currency other than

U.S. dollars a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following summary describes the principal United States federal income tax consequences of the acquisition, ownership and disposition of the Notes. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions, and existing, proposed and temporary Treasury Regulations (including final Treasury Regulations released by the Internal Revenue Service on January 27, 1994 (the "OID Regulations"), which set forth rules applicable to debt instruments issued with "original issue discount"), changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described herein.

    This summary discusses only the principal United States federal income tax consequences to those holders holding Notes as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding Notes as part of a "straddle" or "conversion transaction" as these terms are defined in Sections 1092 and 1258 of the Code, respectively, persons holding Notes as a hedge against, or which are hedged against, currency risks, or holders whose functional currency (as defined in Section 985 of the Code) is not the United States dollar. Further, this summary does not discuss Original Issue Discount Notes which qualify as "applicable high-yield discount obligations" under Section 163(i) of the Code.

    PERSONS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES TO THEM ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

    As used herein, the term "United States Holder" means a beneficial owner of a Note who or which is for United States federal income tax purposes either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The term also includes certain former citizens of the United States whose income and gain on the Notes will be subject to United States taxation.

PAYMENTS OF INTEREST

    Interest paid on a Note, to the extent considered "qualified stated interest" (as defined below), will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for United States federal income tax purposes. Interest paid on a Note that is not considered qualified stated interest will be taxed in the manner described below under "Original Issue Discount Notes."

DEFINITION OF QUALIFIED STATED INTEREST

    Qualified stated interest generally includes stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received under Section 451 of the Code, at least annually in an amount equal to the product of the outstanding principal amount of the Note and a single fixed rate of interest (adjusted to reflect differing lengths of time between payment, as appropriate).

    Qualified stated interest also includes certain stated interest on a debt instrument that provides for interest at a variable rate, if that debt instrument qualifies as a "variable rate debt instrument." In general, a debt instrument qualifies as a variable rate debt instrument if the following requirements are met. First, the issue price of the debt instrument must not exceed the total noncontingent principal payments on the debt instrument by more than an amount equal to the lesser of 15 percent of the total noncontingent principal payments or .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of an installment obligation, the weighted average maturity). Second, the debt instrument must provide for stated interest that is compounded or paid at least annually at a rate or rates described in the OID Regulations, including (i) one or more "qualified floating rates," (ii) a single fixed rate and one or more qualified floating rates, (iii) a single "objective rate" or
(iv) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." Third, the debt instrument must provide that a variable rate in effect at any time during the term of the instrument is set at the "current value" of that rate. The "current value" of a rate is the value of that rate on a day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

    Subject to certain exceptions, a variable rate of interest is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will also be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple (i.e., a Spread Multiplier) that is greater than zero but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate (i.e., a Spread). If the variable rate equals the product of an otherwise qualified floating rate and a single fixed multiplier greater than 1.35, however, such rate will generally constitute an "objective rate," described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the Note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the Note).

    Subject to certain exceptions, an "objective rate" is defined as a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on (i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a Note denominated in a currency other than the currency in which the Note is denominated, (iii) the yield or changes in the price of one or more items of personal property (other than stock or debt of the Company or a related party) that is "actively traded" or (iv) a combination of the rates described in clauses (i), (ii) and (iii) of this sentence. A variable rate of interest on a Note will not be considered an objective rate if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term.

    Proposed Treasury Regulations issued by the Internal Revenue Service on December 16, 1994 could change the definition of objective rate to include any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, with the exception that an objective rate does not include a rate based on information that is within the control of the issuer or a related party, or that is unique to the circumstances of the issuer or a related party. The new definition of objective rate would be effective only for debt instruments issued on or after the date that is 60 days after final regulations are issued.

    If interest on a Note is stated at a fixed rate for an initial period of less than one year (e.g., an Initial Interest Rate) followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

    If a Note that qualifies as a variable rate debt instrument provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or in property (other than debt instruments of the issuer) or that will be constructively received, at least annually, all stated interest with respect to the debt instrument is qualified stated interest.

    If  a Note is a variable rate  debt instrument, but provides for interest at
(i) more than one qualified floating rate, (ii) a single fixed rate and one or more qualified floating rates, or (iii) in certain cases a single fixed rate and a single objective rate, then all or a portion of the Note's stated interest may be treated as qualified stated interest. However, in certain instances a portion of that Note's stated interest will not be so treated, but instead will be included in the Note's stated redemption price at maturity. As a result, such Notes may be treated as being issued with original issue discount. Unless otherwise specified in the applicable Pricing Supplement, each Floating Rate Note will qualify as a variable rate debt instrument, and all stated interest on each Floating Rate Note will qualify as qualified stated interest. The Company does not currently expect to issue Notes with the terms described in the first sentence of this paragraph. In the event such Notes are issued, the United States federal income tax consequences to purchasers and holders thereof will be discussed in the applicable Pricing Supplement. Purchasers of such Notes should carefully examine the Pricing Supplement and should consult their tax advisors regarding the purchase, ownership and disposition of such Notes.

ORIGINAL ISSUE DISCOUNT NOTES

    United States Holders of Original Issue Discount Notes will be required to include original issue discount in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. Under this method, United States Holders of Original Issue Discount Notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

    The amount of original issue discount on a Note is equal to the excess of the "stated redemption price at maturity" of the Note over the "issue price" of the Note. The "issue price" of a Note will equal the first price at which a substantial amount of Notes of the same issue is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The "stated redemption price at maturity" of a Note will equal the sum of all payments required under the Note other than certain contingent payments and "qualified stated interest" payments.

    If the difference between a Note's stated redemption price at maturity and its issue price is less than a specified DE MINIMIS amount, equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a Note providing for payments prior to maturity of amounts included in its stated redemption price at maturity, the weighted average maturity), then the Note will not be considered to have original issue discount. United States Holders of Notes with original issue discount less than such DE MINIMIS amount will generally include such DE MINIMIS original issue discount in income as capital gain on a pro rata basis as principal payments are made on the Notes.

    The amount of original issue discount includible in income during a taxable year by a United States Holder of an Original Issue Discount Note will equal the sum of the daily portions of the original issue discount with respect to the Original Issue Discount Note for each day during the taxable year on which such Holder held the Original Issue Discount Note. The daily portion of the original issue discount on any Original Issue Discount Note is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to such accrual period. A United States Holder of a Note may use accrual periods that are of any length and that vary in length over the term of the Note, provided that each accrual period is not longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The Company will specify the accrual period it intends to use in the applicable Pricing Supplement, but a United States Holder is not required to use the same accrual period for purposes of determining the amount of original issue discount includible in its income for a taxable year. The original issue discount allocable to any accrual period is an amount equal to the excess (if any) of (i) the product of the Original Issue Discount Note's "adjusted issue price" at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and adjusted for the length of the accrual period) over (ii) the sum of all payments of qualified stated interest, if any, payable on such Original Issue Discount Note and allocable to such accrual period. The "adjusted issue price" of an Original Issue Discount Note at the beginning of an accrual period is the Original Issue Discount Note's issue price increased by the amount of original issue discount includible in the gross income of any holder (without reduction for any amortized acquisition premium or bond premium, as described below) with respect to the Original Issue Discount Note for all prior accrual periods, and decreased by the amount of payments previously made on such Note other than payments of qualified stated interest.

    A United States Holder that purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price, but less than or equal to the sum of all amounts payable on the Note other than payments of qualified stated interest, will be considered to have purchased such Note at an "acquisition premium." In computing the daily portions of original issue discount with respect to an Original Issue Discount Note for such a purchaser, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for that Note exceeds the adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on that Note after the purchase date over the Note's adjusted issue price.

    Neither the OID Regulations nor any other currently effective Treasury Regulations address the treatment of Notes that provide for contingent payments and do not qualify as variable rate debt instruments ("contingent payment debt instruments"). Although Proposed Treasury Regulations were published on December 16, 1994 which provide rules for contingent payment debt instruments, these regulations are applicable only to debt instruments issued sixty days after such regulations are finalized. The applicable Pricing Supplement will summarize the rules applicable to any Notes that are contingent payment debt instruments.

    In the case of an Original Issue Discount Note that has a fixed maturity date one year or less from its date of issuance (a "Short-Term Original Issue Discount Note"), a United States Holder of such a Note that uses the cash method of accounting generally is not required to accrue original issue discount for United States federal income tax purposes unless such Holder elects to for all Short-Term Original Issue Discount Notes acquired on or after the first day of the first tax year to which such election applies. United States Holders who make such an election, United States Holders who report income for federal income tax purposes on an accrual method and certain other United States Holders, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Original Issue Discount
Notes as it accrues on a straight-line basis, unless an election is made with respect to a particular obligation to accrue the original issue discount according to a constant yield method based on daily compounding. In the case of such a taxpayer, original issue discount is determined by including all payments due on the instrument, including payments of qualified stated interest, in the stated redemption price at maturity.

    In the case of a United States Holder who is not required, and does not elect, to include the original issue discount (or, if elected, acquisition discount) in income currently, stated interest generally will be taxable at the time it is received and any gain realized on the sale, exchange or retirement of the Short-Term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, such Holders will be required to defer deductions for all or a portion of any interest paid on indebtedness incurred or continued to purchase or carry Short-Term Original Issue Discount Notes in an amount not exceeding the sum of the accrued original issue discount not previously included in income and the amount of any interest not included in original issue discount which accrues during the tax year while the taxpayer held the obligation but which is not included in the taxpayer's income by reason of the taxpayer's method of accounting. A United States Holder may elect to apply the foregoing rules by accruing "acquisition discount," (i.e., the excess of the stated redemption price at maturity over the taxpayer's basis) rather than original issue discount. Such an election applies for all Short-Term Original Issue Discount Notes acquired on or after the first day of the first tax year to which such election applies.

    Certain of the Original Issue Discount Notes may be redeemed prior to maturity at the option of the Company for an amount in excess of their principal amount. This excess should generally not be considered when determining the stated redemption price at maturity of a Note. Purchasers of Original Issue Discount

Notes which may be redeemed prior to maturity should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such a feature since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and the particular features of the purchased Note.

    The OID Regulations contain certain language ("aggregation rules") stating in general that, with some exceptions, if more than one type of Note is issued in connection with the same transaction or related transactions, such Notes may be treated together as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any original issue discount. Unless otherwise provided in the applicable Pricing Supplement, the Company does not expect to treat different types of Notes as being subject to the aggregation rules for purposes of computing original issue discount.

SPECIAL RULES FOR ACCRUAL OF ORIGINAL ISSUE DISCOUNT AND QUALIFIED STATED INTEREST ON VARIABLE RATE DEBT INSTRUMENTS

    The amount of original issue discount on a variable rate debt instrument that provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received under Section 451, at least annually, is determined under the rules applicable to fixed rate debt instruments (described above) by assuming that the variable rate is a fixed rate determined as follows. In the case of a qualified floating rate or qualified inverse floating rate, the fixed rate is equal to the value, as of the issue date of the debt instrument, of the qualified floating rate or qualified inverse floating rate. In the case of an objective rate (other than a qualified inverse floating rate) the fixed rate is a rate that reflects the yield that is reasonably expected for the debt instrument.

    The Internal Revenue Service issued proposed regulations on December 16, 1994 that would extend the foregoing rules to the accrual of qualified stated interest on a variable rate debt instrument. Under these proposed regulations, which would be effective for debt instruments issued on or after April 4, 1994, the amount of qualified stated interest that accrues during an accrual period on a variable rate debt instrument described in the foregoing paragraph is determined by assuming that the debt instrument bears interest at a fixed rate determined in the manner described in the foregoing paragraph. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

MARKET DISCOUNT AND PREMIUM

    If a United States Holder that acquires a Note has a tax basis in the Note that is less than its "stated redemption price at maturity" (or, in the case of an Original Issue Discount Note, less than its "adjusted issue price"), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified DE MINIMIS amount. Under the market discount rules of the Code, a United States Holder will be required to treat any principal payment (or, in the case of an Original Issue Discount Note, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. If such Note is disposed of in a nontaxable transaction (other than certain nonrecognition transactions specified in regulations yet to be issued), accrued market discount will be includible as ordinary income to the United States Holder as if such holder had sold the Note at its then fair market value. Market discount generally accrues on a straight-line basis over the remaining term of a Note except that, at the election of the United States Holder (made with respect to a particular debt instrument), market discount may accrue on a constant yield basis. A United States Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Note. A United States Holder may elect to include market discount in income currently, as it accrues (either on a straight-line basis or, if the United States Holder so elects with respect to a particular debt instrument, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election to accrue market discount in income as it accrues will apply to all bonds acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

    A United States Holder that purchases an Original Issue Discount Note for an amount that is greater than its adjusted issue price but less than the stated redemption price at maturity will be considered to have purchased such Note at an "acquisition premium." Rules applicable to such a Holder are set forth under "Original Issue Discount Notes" above.

    If a United States Holder purchases a Note for an amount that is greater than the stated redemption price at maturity, such Holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include any original issue discount in income. A United States Holder may elect (in accordance with applicable Code provisions) to amortize such premium, using a constant yield method, over the remaining term of the Note (where such Note is not callable prior to its maturity date). If such Note may be called prior to maturity after the United States Holder has acquired it, the amount of amortizable bond premium is determined with reference to either the amount payable on maturity or, if it results in a smaller premium attributable to the period through the earlier call date, with reference to the amount payable on the earlier call date. A United States Holder who elects to amortize bond premium must reduce his tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the United States Holder and may be revoked only with the consent of the Internal Revenue Service.

    Under the OID Regulations, a United States Holder may elect to include in gross income its entire return on a Note (i.e., in general, the excess of all payments to be received on the Note over the amount paid for the Note by such Holder) or class or group of Notes in accordance with a constant yield method based on the compounding of interest. Such an election for a Note with amortizable bond premium will result in a deemed election to amortize bond premium for all the United States Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service. Similarly, such an election for a Note with market discount will result in a deemed election to accrue market discount in income currently for such Note and for all other bonds acquired by the United States Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the Internal Revenue Service.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    Upon the sale, exchange or retirement of a Note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amount attributable to accrued but unpaid interest) and such Holder's adjusted tax basis in the Note. To the extent attributable to accrued but unpaid interest, the amount realized by the United States Holder will be treated as a payment of interest. See "Payments of Interest," above. A United States Holder's adjusted tax basis in a Note will equal the cost of the Note to such Holder, increased by the amount of any market discount, any discount with respect to a Short-Term Original Issue Discount Note or any original issue discount previously included in income by such Holder with respect to such Note and reduced by any amortized bond premium and any principal payments received by such Holder and, in the case of an Original Issue Discount Note or Short-Term Original Issue Discount Note, by the amount of any other payments received that were included in the stated redemption price at maturity, as described above.

    Gain or loss realized on the sale, exchange or retirement of a Note that is not a Foreign Currency Note will be capital gain or loss (except in the case of a Short-Term Original Issue Discount Note, to the extent of any original issue discount not previously included in a United States Holder's taxable income, and except in the case of any Note acquired with market discount, to the extent of any accrued market discount not previously included in the Holder's taxable income), and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. See "Original Issue Discount Notes" and "Market Discount and Premium" above. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

FOREIGN CURRENCY NOTES

    The United States federal income tax consequences to a United States Holder of the ownership and disposition of Foreign Currency Notes will be summarized in the applicable Pricing Supplement.

INDEXED NOTES

    The United States federal income tax consequences to a United States Holder of the ownership and disposition of Currency Indexed Notes and Commodity Indexed Notes will be summarized in the applicable Pricing Supplement.

AMORTIZING NOTES

    The United States federal income tax consequences to a United States Holder of the ownership and disposition of Amortizing Notes will be summarized in the applicable Pricing Supplement.

TAX CONSEQUENCES TO UNITED STATES ALIEN HOLDERS

    Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

        (i) payments of principal, interest (including original issue discount, if any) and premium on the Notes by the Company or any paying agent to a beneficial owner of a Note that is not a United States Holder, as defined above (hereinafter, a "United States Alien Holder"), will not be subject to United States federal withholding tax, provided that, in the case of interest, (a) such Holder does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) such Holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, (c) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, (d) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are met, and (e) such interest is neither effectively connected with the conduct of a trade or business in the United States nor described in Section 871(h)(4) of the Code (which in general is limited to certain types of contingent interest, as summarized below);

        (ii) a United States Alien Holder of a Note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Notes unless (a) such Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain conditions are met or (b) such gain is effectively connected with the conduct by such Holder of a trade or business in the United States; and

       (iii) a Note held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that (a) the individual does not own, actually or constructively, ten percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the Note does not provide for interest described in Section 871(h)(4) of the Code (as summarized below), and (c) at the time of such individual's death, payments with respect to such Note would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

    Sections 871(h) and 881(c) of the Code and Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (i) above, either (i) the beneficial owner of a Note must certify, under penalties of perjury, to the Company or paying agent, as the case may be, that such owner is a United States Alien Holder and must provide such owner's name and address, and United States taxpayer identification number, if any, or
(ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to the Company or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including original issue discount) made to the certifying United States Alien Holder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a Note certifies on Internal Revenue Service Form W-8, under penalties of perjury, that it is not a United States Holder and provides its name and address, and either the beneficial owner furnishes the withholding agent with a copy of such statement or any Financial Institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof).

    Interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30 percent rate (or such lower rate provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the Company or a related person, any income or profits of the Company or a related person, any change in the value of any property of the Company or a related person or any dividend, partnership distributions or similar payments made by the Company or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the Internal Revenue Service in future Treasury Regulations. The Company does not currently expect to issue Notes the interest on which is described in Section 871(h)(4) of the Code, and the United States withholding tax consequences of any such Notes issued by the Company will be described in the applicable Pricing Supplement.

    If a United States Alien Holder of a Note is engaged in a trade or business in the United States, and if interest (including original issue discount or market discount) on the Note, or gain realized on the sale, exchange or other disposition of a Note, is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from United States withholding tax, will generally be subject to United States income tax on such interest (including any original issue discount or market discount) or gain in the same manner as if it were a United States Holder. See "Tax Consequences to United States Holders" above. In lieu of the certificate described in the second preceding paragraph, such a holder will be required to provide to the Company a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount and market discount) on, and any gain recognized on the sale, exchange or other disposition of, a Note will be included in the earnings and profits of such United States Alien Holder if such interest is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Under current United States federal income tax law, a 31 percent backup withholding tax and information reporting requirements apply to certain payments of principal, premium and interest (including original issue discount) made to, and to the proceeds of sale before maturity by, certain holders of the Notes.

    In the case of a non-corporate United States Holder, backup withholding will apply only if such Holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security number,
(ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

    The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

    In the case of a United States Alien Holder, under current Treasury Regulations, backup withholding will not apply to payments of principal, premium or interest made by the Company or any paying agent thereof on a Note if such Holder has provided the required certification under penalties of perjury that it is not a United States Holder (as defined above) and certain other conditions have been met or has otherwise established an exemption, provided in each case that the Company or such paying agent, as the case may be, does not have actual knowledge that the payee is a United States Holder. The Company will, when required, report to United States Alien Holders of the Notes and the Internal Revenue Service the amount of any interest paid or original issue discount accruing on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

    Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Under proposed Treasury Regulations, backup withholding may apply to any payment which such broker is required to report if such broker has actual knowledge that the payee is a United States Holder. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a United States Holder and that certain other conditions are met or otherwise establishes an exemption.

    United States Alien Holders of Notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a United States Alien Holder under the backup withholding rules will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

    The Notes are offered on a continuing basis by the Company through the Agents, each of which has agreed to use its reasonable efforts to solicit offers to purchase the Notes. The Company will pay each Agent a commission of from
 .125% to .750% of the principal amount of each Note, depending upon its Stated Maturity, sold through such Agent, except that the commission payable by the Company to the Agents with respect to Notes with maturities of greater than 30 years will be negotiated at the time the Company issues such Notes. The Company will have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. The Company reserves the right to accept offers
to  purchase  Notes  through  agents   other  than  the  Agents  under   certain
circumstances. Each Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by such Agent.

    The Company also may sell Notes to any Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to one or more broker-dealers (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale, as determined by such Agent, or, if so agreed, at a fixed public offering price. Unless otherwise indicated in the applicable Pricing Supplement, if any Note is resold by an Agent to any broker-dealer at a discount, such discount will not be in excess of the discount or commission received by such Agent from the Company. In addition, unless otherwise indicated in the applicable Pricing Supplement, any Note purchased by an Agent as principal will be purchased at 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note having an identical Stated Maturity. After the initial public offering of the Notes, the public offering price (in the case of Notes to be resold on a fixed public offering price basis), the concession and the discount may be changed.

    The Company also reserves the right to sell the Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so or as otherwise provided in the applicable Pricing Supplement. In such circumstances, the Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. In the case of sales made directly by the Company, no commission will be payable.

    The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"). The Company has agreed to indemnify each Agent against certain liabilities, including liabilities under the Act, or to contribute to payments each Agent may be required to make in respect thereof. The Company has agreed to reimburse the Agents for certain of the Agents' expenses, including, but not limited to, the fees and expenses of counsel to the Agents.

    The Company has been advised by each Agent that it may from time to time purchase and sell Notes in the secondary market, but that it is not obligated to do so. There can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each Agent may make a market in the Notes.

    Certain of the Agents and their affiliates perform various investment banking and commercial banking services for the Company from time to time in the ordinary course of business and may perform such services in the future.

PROSPECTUS

                                  $150,000,000

                      INTERNATIONAL MULTIFOODS CORPORATION

                                DEBT SECURITIES

                                ----------------

    International Multifoods Corporation (the "Company") may offer from time to time its debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness ("Debt Securities") at an aggregate initial offering price of not more than $150,000,000 (or the equivalent in foreign currency or composite currencies). The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Company may sell Debt Securities to or through underwriters to be designated from time to time, and may also sell Debt Securities directly to other purchasers or through agents or broker-dealers. See "Plan of Distribution".

    The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, currency or currencies of denomination and payment, maturity, rate (which may be fixed or variable) and time of payment of interest, if any, terms for redemption at the option of the Company or the holder, if any, terms for sinking fund payments, if any, the initial public offering price, the names of any underwriters or agents, the principal amounts, if any, to be purchased by underwriters, the compensation, if any, of such underwriters or agents and any other terms in connection with the offering and sale of the Debt Securities with respect to which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement").

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION  NOR HAS THE
       SECURITIES AND  EXCHANGE COMMISSION  OR ANY  STATE  SECURITIES
           COMMISSION  PASSED  UPON THE  ACCURACY OR  ADEQUACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this Prospectus is January 18, 1996.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C., 20549, or at the Commission's regional offices located at 1400 Citicorp Center, 500 West Madison Street, Chicago, Illinois 60601 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company also may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which may be inspected without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, filed by the Company with the Commission under the Exchange Act, are incorporated in this Prospectus by reference:

        (1) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1995.

        (2) The Company's Quarterly Reports on Form 10-Q for quarters ended May 31, 1995, August 31, 1995 and November 30, 1995.

        (3) The Company's Current Report on Form 8-K dated June 26, 1995.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such documents should be directed to International Multifoods Corporation, 33 South 6th Street, P.O. Box 2942, Minneapolis, Minnesota 55402, Attention: Secretary (telephone (612) 340-3579).

                                  THE COMPANY

    International Multifoods Corporation, incorporated in Delaware in 1969 as the successor to a business founded in 1892, operates in three businesses: foodservice distribution in the United States, bakery products in the United States and Canada, and bakery and agricultural products in Venezuela.

    The Foodservice Distribution segment includes the vending distribution business; the limited-menu distribution business, which comprises the limited-menu distribution business of Leprino Foods Company acquired in fiscal year 1995 and the former Pueringer limited-menu foodservice distribution business; and the food exporting business. The Company is the largest U.S.
vending distributor, serving approximately 14,000 vending and office coffee service operators and other concessionaires. The Company's limited-menu distribution business delivers a broad selection of cheeses, meats, snacks, paper goods and other products, including pizza ingredients, to independent pizza restaurants and other select limited-menu operators, including sandwich shops, Mexican restaurants, bakery shops and movie theaters. The Company also markets and exports a variety of goods, primarily food products.

    The Bakery segment comprises bakery products for foodservice, retail bakery, in-store bakery and wholesale bakery customers in North America and consumer products in Canada, which include primarily home baking products and condiments. The Company's North America Bakery division produces approximately 3,000 bakery mix products, including mixes for breads, rolls, bagels, donuts, muffins, danish, cakes, cookies, brownies, bars and pizza crusts, as well as fillings and icings. In addition, the Company manufactures and markets frozen desserts. In Canada, the Company also produces wheat flour, durum and oat products. The Company's consumer products division markets flour, specialty baking mixes, hot cereals and pickles, relishes and other condiments to consumers in Canada.

    The Venezuela Foods segment includes consumer products for home baking, bakery products for food processors and commercial and retail bakeries, and products for the agricultural sector. The Company's Venezuelan subsidiary is one of the largest food companies in Venezuela and the second-largest producer of animal feeds for the agricultural sector. The Company's consumer products include wheat flour, corn flour, whole grain rice, rice flour and oat cereals, which are sold to grocery stores. The Company also sells wheat flour and prepared bakery mixes to food processors and commercial and retail bakeries. The Company's animal feeds are sold to animal producers and farm distributors.

    The Company's principal executive offices are located at 33 South 6th Street, P.O. Box 2942, Minneapolis, Minnesota 55402, and its telephone number is
(612) 340-3300.

                                USE OF PROCEEDS

    Except as may be set forth in the Prospectus Supplement, the net proceeds to be received by the Company from the issuance and sale of the Debt Securities offered hereby may be used to reduce short-term and other indebtedness, to finance acquisitions, to provide working capital and for other general corporate purposes. The precise amount and timing of the application of such proceeds have not yet been determined and will depend upon the funding requirements of the Company and the availability and cost of other funds. Pending such use, a portion of such funds may be invested in short-term marketable securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    SIX MONTHS ENDED
------------------------         FISCAL YEAR ENDED LAST DAY OF FEBRUARY
AUGUST 31,    AUGUST 31,      ---------------------------------------------
   1995          1994         1995      1994       1993      1992      1991
----------    ----------      ----      ----       ----      ----      ----
   1.69          4.92         3.80      .40        3.57      3.12      2.85

    For the year ended February 28, 1994, earnings were inadequate to cover fixed charges. The deficiency for fiscal 1994 was $13,463,000. In fiscal 1994, the Company recognized unusual charges of $70.0 million relating to the disposition of certain underperforming assets and the reorganization of remaining operations.

The reorganization entailed the consolidation and closing of certain U.S. and Canadian facilities, plant rationalization and organizational changes. Exclusive of these unusual items, the ratio of earnings to fixed charges would have been
3.50 for the year ended February 28, 1994.

    For purposes of computing the ratios, earnings represent earnings from continuing operations before income taxes plus fixed charges (excluding capitalized interest). Earnings from continuing operations before income taxes have also been adjusted to reflect income received (but not undistributed amounts) from less-than-fifty-percent-owned persons and the full amount of losses of majority-owned subsidiaries. Fixed charges include all interest (including capitalized interest) and the portion of rents deemed representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

    The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The specific terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Offered Debt Securities.

    The Offered Debt Securities are to be issued in one or more series under an Indenture dated as of January 1, 1990, as supplemented by the First Supplemental Indenture dated as of May 29, 1992, and as further amended and supplemented from time to time (the "Indenture"), between the Company and First Trust of New York, National Association (successor to Morgan Guaranty Trust Company of New York), as trustee (the "Trustee"), copies of which are exhibits to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions of certain terms contained in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture. Section numbers set forth below refer to provisions of the Indenture.

GENERAL

    The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

    The Indenture does not limit the aggregate principal amount of the Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series. (Section 301)

    Reference is made to the Prospectus Supplement relating to the Offered Debt Securities for the following terms thereof: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates per annum (or the method of calculating such rate) at which the Offered Debt Securities will bear interest, if any, and the date from which such interest, if any, will accrue; (5) the times at which any such interest will be payable; (6) the dates, if any, on which and the price or prices at which the Offered Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provision of any such sinking funds; (7) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the holder thereof and other detailed terms and provisions of any such optional redemption; (8) if the Offered Debt Securities are Original Issue Discount Securities, the amount (or the method of calculating such amount) of principal payable upon acceleration of such Debt Securities following an Event of Default; (9) the coin or currency, which may be a composite currency such as the European Currency Unit, in which payment of the principal of (and premium, if any) and interest on the Offered Debt Securities will be made if other than the coin or currency of the United States; (10) any provisions enabling the Company or Holders of Offered Debt Securities to elect to make or receive payments of the principal of and any premium or interest on the Offered Debt Securities in a coin or currency other than that in which the Offered Debt Securities are stated to be payable; (11) the manner in which the amount of payments of principal of (and premium, if any) or interest on the Offered Debt Securities is to be determined if such determination is to be made with reference to an index; (12) the right of the Company to defease the Offered Debt Securities or certain covenants under the Indenture; (13) whether the Offered Debt Securities will be issued in whole or in part in the form of one or more Global Securities and the Depository therefor; and (14) any other terms of the Offered Debt Securities. (Section 301)

    Unless otherwise indicated in the Prospectus Supplement relating thereto, principal of (and premium, if any) and interest on the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the Corporate Trust Office of the Trustee, provided that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Sections 301, 305 and 1002)

    In addition, unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. (Section 302) No service charge will be made for any transfer or exchange of the Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

    Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from their stated principal amount. If the Offered Debt Securities are Original Issue Discount Securities, the special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

RESTRICTED AND UNRESTRICTED SUBSIDIARIES

    Certain of the restrictive provisions of the Indenture are applicable to the Company and its Restricted Subsidiaries and do not apply to Unrestricted Subsidiaries. The assets and indebtedness of Unrestricted Subsidiaries are not consolidated with those of the Company and its Restricted Subsidiaries in calculating Consolidated Net Tangible Assets under the Indenture. "Unrestricted Subsidiaries" are defined as (1) any Subsidiary substantially all of the physical properties of which are located, or substantially all of the business of which is carried on, outside the United States of America, its territories and possessions, and Canada, (2) certain finance Subsidiaries, (3) certain inactive Subsidiaries and (4) any majority-owned Subsidiary of an Unrestricted Subsidiary. "Restricted Subsidiaries" are all Subsidiaries other than Unrestricted Subsidiaries. The term "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. (Section 101)

    The Company may change the designation of a Restricted Subsidiary to an Unrestricted Subsidiary, unless such Restricted Subsidiary (1) owns an Operating Property or (2) owns shares of stock or indebtedness of another Restricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary may transfer an Operating Property, or shares of stock or indebtedness of a Restricted Subsidiary, to an Unrestricted Subsidiary. (Section 1014)

    An Unrestricted Subsidiary may not be designated a Restricted Subsidiary unless, after giving effect thereto, the aggregate amount of all indebtedness of the Company and its Restricted Subsidiaries secured by mortgages which would otherwise be subject to the restrictions described under "Certain Covenants of the Company Restrictions on Liens" and the Value of all Sale and Lease-back Transactions in existence at such time (other than any Sale and Lease-back Transaction permitted under clause (3) under "Certain Covenants of the Company Restrictions on Sale and Lease-back Transactions") does not at the time exceed 10% of Consolidated Net Tangible Assets. (Section 1015)

CERTAIN COVENANTS OF THE COMPANY

    RESTRICTIONS ON LIENS. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as "Debt") if such Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a "mortgage") upon any Operating Property of the Company or any Restricted

Subsidiary or any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the Debt Securities equally and ratably with such Debt. The foregoing restriction does not apply to (1) mortgages on any property acquired, constructed or improved after May 29, 1992 which are created or assumed within 180 days after such acquisition, construction or improvement (or within six months thereafter pursuant to a firm commitment for financing arrangements entered into within such 180-day period) to secure or provide for the payment of the purchase price or cost thereof incurred after May 29, 1992; (2) mortgages existing on property at the time of its acquisition (including acquisition through merger or consolidation) and mortgages on property of any corporation existing at the time it becomes a Restricted Subsidiary; (3) mortgages to secure Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (4) mortgages in favor of governmental bodies to secure partial progress, advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages; or (5) mortgages for extending, renewing or replacing Debt secured by any mortgage referred to in the foregoing clauses (1) to (4), inclusive, or in this clause
(5) or any mortgages existing on May 29, 1992. Such restriction does not apply to the issuance, assumption or guarantee by the Company or any Restricted Subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other secured Debt of the Company and its Restricted Subsidiaries (not including secured Debt existing on May 29, 1992 and secured Debt permitted under the foregoing exceptions) and the Value of Sale and Lease-back Transactions existing at such time (other than Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of Debt Securities or of certain long-term indebtedness or to the purchase of one or more other Operating Properties, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under clause (1) above), does not exceed 10% of Consolidated Net Tangible Assets. (Section 1007)

    RESTRICTIONS  ON  SALE AND  LEASE-BACK  TRANSACTIONS.   Sale  and Lease-back
Transactions by the Company or any Restricted Subsidiary of any Operating Property are prohibited (except for temporary leases for a term, including renewals, of not more than 36 months and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless the net proceeds of such Sale and Lease-back Transactions are at least equal to the fair value (as determined by the Board of Directors of the Company) of the Operating Property to be leased and either (1) the Company or such Restricted Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased without securing the Debt Securities pursuant to clause (1) under "Restrictions on Liens" or (2) the Value thereof would be an amount permitted under the last sentence under "Restrictions on Liens" or (3) the Company applies an amount equal to the fair value (as so determined) of such property (a) to the redemption or repurchase of Debt Securities, (b) to the payment or other retirement of certain long-term indebtedness of the Company or a Restricted Subsidiary or (c) to the purchase of one or more Operating Properties (other than that involved in such Sale and Lease-back Transaction). (Section 1008)

CERTAIN DEFINITIONS

    The term "Consolidated Net Tangible Assets" is defined to mean the total of all the assets (less applicable reserves for depreciation, amortization, doubtful receivables and other asset reserves) appearing on the consolidated balance sheet of the Company and its Restricted Subsidiaries less the following:
(1) current liabilities; (2) intangible assets such as goodwill, trademarks, trade names and patents; (3) appropriate adjustments on account of minority interests of other persons holding stock in any Restricted Subsidiary; and (4) unamortized debt discount and expense. (Section 101)

    The term "Operating Property" is defined to mean any manufacturing or processing plant, retail store, warehouse or distribution center, together with the land upon which it is situated, located within the United States of America or its territories or possessions or in Canada and owned and operated now or hereafter by the Company or any Restricted Subsidiary and having a net book value on the date as of which the determination is being made of more than 0.5% of Consolidated Net Tangible Assets other than property which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole. (Section 101)

    The term "Value" is defined to mean, with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Lease-back Transaction or (2) the fair value in the opinion of the Board of Directors of the Company of such property at the time of entering into such Sale and Lease-back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease. (Section 101)

    Reference is made to the Prospectus Supplement relating to each series of Offered Debt Securities for any particular provisions relating to such Offered Debt Securities, including any additional restrictive covenants that may be included in the terms thereof.

    Unless otherwise indicated in a Prospectus Supplement, the covenants described above and in the Offered Debt Securities would not necessarily afford Holders of the Offered Debt Securities protection in the event of a highly leveraged transaction involving the Company, such as a leveraged buyout.

MERGER AND CONSOLIDATION

    The Indenture provides that the Company may, without the consent of the Holders of the Debt Securities, consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, or permit any person to consolidate with or merge into the Company or to convey, transfer or lease its properties and assets substantially as an entirety to the Company, provided that in any such case (1) the successor corporation, if other than the Company, shall be a domestic corporation and such corporation shall assume by a supplemental indenture the Company's obligations under the Indenture and the Debt Securities,
(2) immediately after such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, (3) if as a result of any such merger, consolidation, or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage (as defined) which would not be permitted under "Restrictions on Liens" described above, the Debt Securities would be secured, equally and ratably with (or prior to) all indebtedness so secured and (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with the Indenture and that all conditions precedent in the Indenture relating to such transaction have been complied with. Upon compliance with these provisions by a successor corporation in connection with a consolidation with or merger of the Company into, or conveyance, transfer or lease to, such successor corporation, the Company (except in the case of a lease) would be relieved of its obligations under the Indenture and the Debt Securities. (Sections 801 and 802)

EVENTS OF DEFAULT

    The Indenture defines an Event of Default with respect to any series of Debt Securities as being any one of the following events: (1) default for 30 days in any payment of interest on such series; (2) default in any payment of principal of (or premium, if any, on) such series when due; (3) default in the payment of any sinking fund installment with respect to such series when due; (4) default for 60 days after appropriate notice in performance of any other covenant or warranty in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of series of Debt Securities other than that series); (5) default under any outstanding evidence or evidences of Debt in an aggregate principal amount in excess of $10,000,000 by the Company or any Restricted Subsidiary (including certain defaults with respect to Debt
Securities other than that series) or under any mortgage, indenture or instrument under which any such Debt is issued or secured (including the Indenture), which results in acceleration of the maturity of such Debt without such acceleration having been rescinded or annulled, or such Debt having been discharged such that the aggregate amount of such Debt subject to acceleration and not discharged remains in excess of $10,000,000, within 10 days after written notice as provided in the Indenture; (6) certain events in bankruptcy, insolvency or reorganization; or (7) any other Event of Default provided with respect to Debt Securities of that series. In case an Event of Default shall occur and be continuing with respect to any series of Debt Securities, the Trustee or the Holders of not less than 25% in aggregate principal amount of the

Outstanding Debt Securities of that series may declare the principal of such series (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of that series) to be immediately due and payable. Any Event of Default with respect to a particular series of Debt Securities may be waived by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series, except in each case a failure to pay principal of (or premium, if any) or interest on such Debt Security or in respect of a provision which under the Indenture cannot be modified without the consent of the Holder of each Outstanding Debt Security of the series affected. (Sections 501, 502, 513)

    Reference is made to the Prospectus Supplement relating to each series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

    The Indenture requires the Company to file annually with the Trustee an Officers' Certificate as to the absence of certain defaults under the terms of the Indenture. (Section 1016) The Indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect to the Debt
Securities of any series, transmit by mail to all Holders of such Debt Securities notice of any default known to the Trustee, unless such default shall have been cured or waived, provided that the Trustee may withhold notice to the Holders of such Debt Securities of any default (except in payment of principal (or premium, if any) or interest or any sinking fund installment) if it considers it in the interest of the Holders of such Debt Securities to do so. (Section 602)

    Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the Holders of the Debt Securities unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for indemnification and certain other rights of the Trustee, the Indenture provides that the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. However, the Indenture provides that the Trustee need take no action which would be unduly prejudicial to the Holders not joining such direction. (Sections 512, 603)

    No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series, (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (3) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request within 60 days of such notice, request and offer of indemnity and (4) the Trustee shall have failed to institute such proceeding within that 60 day period. (Section 507) However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Section 508)

MODIFICATION AND WAIVER

    Modification and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of at least a majority of the principal amount of the Outstanding Debt Securities of each series affected by such modifications or amendments; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (2) reduce the principal amount of, the rate of interest on, or any premium payable on redemption of any Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration, (3) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the Stated Maturity thereof, or (5) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

    The Holders of at least a majority of the principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1017)

DEFEASANCE OF DEBT SECURITIES OR CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

    The Indenture provides, if such provision is made applicable to the Debt Securities of any series pursuant to Section 301 of the Indenture, that the Company may elect either (1) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost and stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (2) to be released from its obligations with respect to such Debt Securities under the restrictions described under "Certain Covenants of the Company--Restrictions on Liens" and "--Restrictions on Sale and Lease-back Transactions", respectively, in which case the events described in clause (4) under "Events of Default" shall no longer be an Event of Default with respect to such Debt Securities ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series. (Sections 1009 through 1013, inclusive)

    In the event the Company exercises its option to omit compliance with certain covenants of the Indenture with respect to any series of Debt Securities and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

    The Prospectus Supplement will state if any defeasance provision will apply to the Offered Debt Securities.

CONCERNING THE TRUSTEE

    First Trust of New York, National Association, the Trustee under the Indenture, is also trustee with respect to another series of debt securities issued pursuant to the Indenture. In the ordinary course of its business, affiliates of the Trustee have engaged and may in the future engage in commercial banking transactions with the Company and its affiliates.

                              PLAN OF DISTRIBUTION

    The Company may sell Debt Securities to or through underwriters and also may sell Debt Securities directly to other purchasers or through agents.

    The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriters or agents will be identified in the Prospectus Supplement. Any such compensation received by such underwriters from the Company will also be described in the Prospectus Supplement. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The Company may also offer and sell Debt Securities in exchange for securities of one or more of its outstanding issues of debt securities.

    If so indicated in the Prospectus Supplement, the Company will authorize dealers or other persons acting as agents of the Company to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that the purchase of the Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

    Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

    The Debt Securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

    Certain of the underwriters, dealers and/or agents and their associates may be customers of, engage in transactions with and perform services for the Company, including its subsidiaries, in the ordinary course of business.

                          VALIDITY OF DEBT SECURITIES

    The validity of the Debt Securities offered hereby is being passed upon for the Company by Frank W. Bonvino, General Counsel of the Company, and for any underwriter by Skadden, Arps, Slate, Meagher & Flom, Chicago, Illinois. Mr. Bonvino may rely on Skadden, Arps, Slate, Meagher & Flom as to matters of New York law. The opinions of Mr. Bonvino and Skadden, Arps, Slate, Meagher & Flom will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by the Company and the Trustee in connection with the issuance and sale of any particular Debt Securities, the specific terms of Debt Securities and other matters that may affect the validity of Debt
Securities but that cannot be ascertained on the date of such opinions. At October 31, 1995, Mr. Bonvino was the beneficial owner of 18,835 shares of common stock of the Company, including 7,870 restricted shares, and held options to purchase 26,775 additional shares.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of the Company and subsidiaries as of the last day of February, 1995 and 1994 and for each of the years in the three-year period ended February 28, 1995 incorporated herein by reference from the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1995 have been incorporated herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

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                                     -------------------------------------------
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    NO  DEALER, SALESPERSON OR ANY OTHER PERSON  HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR PRICING SUPPLEMENT AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR PRICING SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR PRICING SUPPLEMENT AT ANY TIME SHALL NOT UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                                  Page
                                                ---------
                  PROSPECTUS SUPPLEMENT
Use of Proceeds...............................        S-3
Description of Notes..........................        S-3
Special Provisions Relating to Foreign
 Currency Notes...............................       S-21
Foreign Currency Risks........................       S-23
United States Federal Income Tax
 Consequences.................................       S-25
Supplemental Plan of Distribution.............       S-33

                       PROSPECTUS
Available Information.........................          2
Incorporation of Certain Documents by
 Reference....................................          2
The Company...................................          3
Use of Proceeds...............................          3
Ratios of Earnings to Fixed Charges...........          3
Description of Debt Securities................          4
Plan of Distribution..........................         10
Validity of Debt Securities...................         10
Experts.......................................         11

                                  $150,000,000

                                     [LOGO]

                          MEDIUM-TERM NOTES, SERIES B

                                ----------------

                             PROSPECTUS SUPPLEMENT
                                FEBRUARY 1, 1996

                             ---------------------

                                LEHMAN BROTHERS

                              BA SECURITIES, INC.

                           BT SECURITIES CORPORATION

                                 FIRST CHICAGO
                             CAPITAL MARKETS, INC.

                          J.P. MORGAN SECURITIES INC.

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